CLIPPER FUNDS TRUST
2949 East Elvira Road, Suite 101
Tucson, Arizona 85756
(520) 434-3778

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KENNETH C. EICH, Principal Executive Officer, and DOUGLAS A. HAINES, Principal Financial Officer and Principal Accounting Officer of Clipper Funds Trust (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended December 31, 2020 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

CLIPPER FUNDS TRUST	CLIPPER FUNDS TRUST

/s/ Kenneth C. Eich	/s/ Douglas A. Haines

Kenneth C. Eich	Douglas A. Haines
Principal Executive Officer	Principal Financial Officer and Principal Accounting Officer
Date: February 19, 2021	Date: February 19, 2021

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CLIPPER FUNDS TRUST and will be retained by CLIPPER FUNDS TRUST and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.